Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

CALERES, INC.

January 29, 2022

Name	State or Country of Incorporation

AESC Holding, LLC	Delaware
AESC Manufacturing, LLC	Delaware
Allen Edmonds, LLC	Wisconsin
Allen-Edmonds Sales LLC	Delaware
Allen Edmonds Licensing Inc.	Delaware
Apollo Buyer Holding LLC	Delaware
B&H Footwear Company Limited (51% owned)	Hong Kong
BG Retail, LLC	Delaware
BGDL Limited	Ireland
Blowfish, LLC	Delaware
Buster Brown & Company	Missouri
Caleres Canada, Inc.	Canada
Caleres Cayman Limited	Cayman Islands
Caleres Europe Limited (FKA Vionic Europe Limited)	United Kingdom
Caleres International (Macau) Company Limited	Macau
Caleres International Corporation	Delaware
Caleres International Vietnam Company Limited	Vietnam
Caleres Investment Company, Inc.	Delaware
Caleres Italy S.r.l.	Italy
Caleres Leather Trading PLC	Ethiopia
Caleres Licensing Cayman Limited	Cayman Islands
Caleres Licensing Netherlands B.V.	Netherlands
Caleres Service (Macau) Company Limited	Macau
Caleres Services Corporation	Ohio
Caleres Trading Limited	Hong Kong
CLT Brand Solutions (HK) Limited – Hong Kong	Hong Kong
CLT Brand Solutions Limited (50% owned)	British Virgin Islands
CLT Brand Solutions Trading Limited (Hong Kong)	Hong Kong
CLT Commerce and Trade Shanghai LTD	China
DongGuan Caleres Company Limited	China
DongGuan Leeway Footwear Company Limited	China
Edelman Shoe, Inc.	Delaware
Great Prosper Profits Corporation	British Virgin Islands
Leeway International Company Limited	Hong Kong
Pagoda International Footwear (Macau Commercial Offshore) Limited	Macau
Putian Caleres Company Limited	China
Sidney Rich Associates, Inc.	Missouri
Vionic Group LLC	Delaware
Vionic International LLC	Delaware
Vionic Hong Kong Limited	Hong Kong
Whitenox Limited	Hong Kong
Wooden Shoe International, LLC	Delaware

Exhibit 21

Subsidiaries of the Registrant (Continued)

BG Retail, LLC does business under the following names:

Famous Footwear

Famous Footwear Outlet

Naturalizer

Sam Edelman

Caleres Canada, Inc. does business under the following names:

Famous Footwear

Famous Footwear Outlet